[Letterhead of Cowen & Company]

                                                                    Exhibit 23.4



We hereby consent to the inclusion of our opinion dated December 27, 1996, in the joint proxy statement/prospectus of Sunrise Technologies International, Inc. and EyeSys Technologies, Inc., which is a part of this Registration Statement on Form S-4. In executing this consent, we do not admit or acknowledge that Cowen & Company is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



Date: December 27, 1996

                                           COWEN & COMPANY


                                           By: /s/ Nancy M. Crowell
                                               -----------------------------
                                           Name:   Nancy M. Crowell
                                           Title:  Managing Director